                                                                                                                                                            Exhibit 99.1

    macy's inc.

            Contacts:

                                                                                                                                                            Media - Jim Sluzewski

                                                                                                                                                                513/579-7764

                                                                                                                                                            Investor - Susan Robinson

                                                                                                                                                    513/579-7780

FOR IMMEDIATE RELEASE

 MACY'S, INC. SAME-STORE SALES DOWN 0.8% IN OCTOBER

CINCINNATI, Ohio, November 5, 2009 – Macy's, Inc. today reported total sales of $1.692 billion for the four weeks ended Oct. 31, 2009, a decrease of 1.3 percent compared with total sales of $1.714 billion in the four weeks ended Nov. 1, 2008. On a same-store basis, Macy's, Inc. sales were down 0.8 percent in October.

For the third quarter of 2009, the company's total sales were $5.276 billion, a decrease of 3.9 percent compared to total sales of $5.493 billion in the same 13-week period last year. On a same-store basis, Macy's, Inc.'s third-quarter sales were down 3.6 percent.

For the year to date, Macy's, Inc. sales totaled $15.639 billion, down 7.8 percent from total sales of $16.958 billion in the first 39 weeks of 2008. On a same-store basis, Macy's, Inc.'s year-to-date sales were down 7.5 percent.

Online sales (macys.com and bloomingdales.com combined) were up 34.6 percent in October 2009, 21.1 percent in the third quarter and 15.6 percent for the year to date. Online sales positively affected the company's same-store sales by 0.6 percentage points in the third quarter and 0.5 percentage points in the year to date. Online sales are included in the same-store sales calculation for Macy's, Inc.

Macy's, Inc. is slated to report its third quarter earnings on Wednesday, Nov. 11, and will webcast a call with financial analysts and investors that day at 10:30 a.m. (ET).
Macy's, Inc.'s webcast is accessible to the media and general public via the company's Web site at www.macysinc.com. Analysts and investors may call in on 1-888-
609-5701, passcode 8710473. A replay of the conference call can be accessed on the Web site or by calling 1-888-203-1112 (same passcode) about two hours after the conclusion of the call.

Macy's, Inc., with corporate offices in Cincinnati and New York, is one of the nation's premier retailers, with fiscal 2008 sales of $24.9 billion. The company operates more than 840 department stores in 45 states, the District of Columbia, Guam and Puerto Rico under the names of Macy's and Bloomingdale's. The company also operates macys.com and bloomingdales.com. Prior to June 1, 2007, Macy's, Inc. was known as Federated Department Stores, Inc.

All statements in this press release that are not statements of historical fact are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are based upon the current beliefs and expectations of Macy's management and are subject to significant risks and uncertainties. Actual results could differ materially from those expressed in or implied by the forward-looking statements contained in this release because of a variety of factors, including conditions to, or changes in the timing of, proposed transactions, prevailing interest rates, changes in expected synergies, cost savings and non-recurring charges, competitive pressures from specialty stores, general merchandise stores, manufacturers' outlets, off-price and discount stores, new and established forms of home shopping (including the Internet, mail-order catalogs and television) and general consumer spending levels, including the impact of the availability and level of consumer debt, the effect of weather and other factors identified in documents filed by the company with the Securities and Exchange Commission.

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(NOTE: Additional information on Macy's, Inc., including past news releases, is available at www.macysinc.com/pressroom).